CONSULTING AGREEMENT

      THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into as of April 5, 2005, by and between HEALTH WEST MARKETING INCORPORATED, a California corporation ("Health West"), and PATIENT SAFETY TECHNOLOGIES, INC., a Delaware corporation ("PST").

                                    RECITALS

      WHEREAS, PST desires to engage Health West, and Health West desires to accept the engagement by PST, to act as a consultant to PST under the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

1. CONSULTING SERVICES. Subject to the terms and conditions of this Agreement, effective as of the date hereof, PST hereby engages Health West, and Health West hereby accepts the engagement by PST, to act as a consultant to PST for the duration of the Term (as defined below). In his capacity as a consultant to PST, Health West agrees to perform the services identified in Appendix A and such other services relating to PST's business and operations as are reasonably requested from time to time by PST (collectively, the "Services"). The manner and means by which Health West chooses to perform the Services shall be in the discretion and control of Health West; provided, however, that Health West shall perform all Services in a timely and professional manner, using a degree of skill and care at least consistent with industry standards.

2. COMPENSATION. As consideration for Health West's performance of the Services, PST shall issue to Health West, or Health West's nominee, shares of common stock of PST in an amount equal to $250,000 divided by the last sale price of PST's common stock on the date of this Agreement (the "Consulting Fees"). Consulting Fees shall be issued over three vesting periods in amounts of 25%, 37.5% and 37.5% of the total Consulting Fees. The initial 25% of the Consulting Fees shall be issued to Health West immediately on the date of this Agreement. 37.5% of the Consulting Fees shall be issued to Health West three (3) months after the date of this Agreement if the milestone described in Part 1(a) of Appendix A has been completed at such time. The remaining 37.5% of the Consulting Fees shall be issued to Health West ten (10) months after the date of this Agreement if the milestones described in Part 1(b) of Appendix A have been completed at such time. If the milestones described in Part 1 of Appendix A are not completed within the timeframes contemplated by this Section 2, then, unless otherwise agreed to by PST in writing, Health West shall not be entitled to any unissued portion of the Consulting Fees. Health West shall not be responsible for the performance of hardware or software or the impact of such hardware or software performance on the milestones described in Appendix A. In addition, PST shall implement a validated cost justification system in order to facilitate completion of the milestones by Health West.


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

3. WARRANTS. As incentive for entering into this Agreement, on the date of this Agreement, PST shall issue to Health West a callable warrant ("Warrant") to purchase 50,000 pre 3:1 forward stock split (150,000 post 3:1 forward stock split) shares of common stock of PST at an exercise price equal to the last sale price of PST's common stock on the date of this Agreement. As a performance incentive under this Agreement, on the date of this Agreement, PST shall issue to Health West a callable warrant to purchase 8,333 pre 3:1 forward stock split (25,000 post 3:1 forward stock split) shares of common stock of PST at an exercise price equal to the last sale price of PST's common stock on the date of this Agreement ("Additional Warrants"). The Additional Warrants shall become exercisable upon meeting the milestones described in Part 2 of Appendix A. If the milestones described in Part 2 of Appendix A are not completed prior to expiration of the Initial Term, then the Additional Warrants shall expire.

4. EXPENSES. PST shall reimburse Health West for any reasonable out-of-pocket expenses, including, without limitation, reasonable travel expenses, incurred in connection with Health West's performance of the Services; provided, however, that Health West must: (i) obtain the prior written approval of PST for any such expenses that, individually or in the aggregate, exceed $150; and (ii) submit such written documentation of all such expenses as PST may reasonably require. PST will reimburse Health West for expenses covered by this Section 4 within thirty (30) days of the date that Health West submits proper documentation of such expenses to PST.

5. INDEPENDENT CONTRACTOR RELATIONSHIP. Health West's relationship with PST shall be solely that of an independent contractor, and nothing in this Agreement shall be construed to create a partnership, joint venture, or employer-employee relationship. Health West is not the agent of PST and is not authorized to make any representation, contract or commitment on behalf of PST. Health West shall not be entitled to any of the benefits that PST may make available to its employees, such as group insurance, profit sharing or retirement benefits. Health West shall be solely responsible for all tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to Health West's performance of the Services and receipt of the Consulting Fees and Warrant pursuant to this Agreement. PST will regularly report amounts paid to Health West by filing Form 1099-MISC with the Internal Revenue Service as required by law, but given that Health West is an independent contractor, PST will not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain worker's compensation insurance on Health West's behalf. Health West agrees to accept exclusive liability for complying with all applicable federal, state and local laws governing self-employed individuals, including, without limitation, obligations such as payment of taxes, social security, disability and other contributions based on the Consulting Fees paid to Health West. Health West hereby agrees to indemnify, hold harmless and defend PST from and against any and all such taxes and contributions, as well as any penalties and interest arising therefrom.

6.    INFORMATION AND INTELLECTUAL PROPERTY RIGHTS.

      6.1 Proprietary Information. Health West agrees that, during the Term and thereafter, Health West shall take all steps necessary to hold the Proprietary Information (as defined below) in trust and confidence, shall not use such Proprietary Information in any manner or for any purpose except as expressly set forth in this Agreement and shall not disclose any such Proprietary Information to any third party without first obtaining PST's express written consent on a


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

case-by-case basis; provided, however, that Health West may disclose certain Proprietary Information, without violating its obligations under this Agreement, to the extent such disclosure is required by a valid order of a court or other governmental body having jurisdiction, provided that Health West provides PST with reasonable prior written notice of such disclosure and uses commercially reasonable efforts to obtain, or to assist PST in obtaining, a protective order preventing or limiting the disclosure and/or requiring that the Proprietary Information so disclosed be used only for the purposes for which the law or regulation required, or for which the order was issued. For purposes of this Agreement, "Proprietary Information" means any and all confidential and/or proprietary information regarding PST or any of its affiliates and their current and proposed business and operations, including, without limitation, information pertaining to their current or forecasted capital structure, equity or debt financing or investment activities, strategic plans, current or proposed products or services, investors, employees, directors, consultants, and other business and contractual relationships; provided, however, that information received by Health West shall not be considered to be Proprietary Information if Health West can demonstrate with competent evidence that such information has been published or is otherwise readily available to the public other than by a breach of this Agreement.

      6.2 Third-Party Information. Health West understands that PST has received and will in the future receive from third parties certain confidential or proprietary information relating to such third parties (collectively, "Third-Party Information"), subject to duties on PST's part to maintain the confidentiality of such Third-Party Information and to use such Third-Party Information only for certain limited purposes. Health West agrees to hold all Third-Party Information in confidence and not to disclose to anyone (other than personnel of PST) or to use, except in connection with Health West's performance of the Services, any Third-Party Information unless expressly authorized in writing by an executive officer of PST.

      6.3  Intellectual  Property  Rights.  Health  West agrees that any and all intellectual property and intellectual property rights that Health West conceived, reduced to practice or developed during the course of its performance of services as a director, officer, employee or consultant for PST, together with any and all intellectual property and intellectual property rights that Health West conceives, reduces to practice or develops during the course of its performance of the Services pursuant to this Agreement, in each case whether alone or in conjunction with others (all of the foregoing being collectively referred to herein as the "Inventions"), shall be the sole and exclusive property of PST. Accordingly, Health West hereby: (i) assigns and agrees to assign to PST its entire right, title and interest in and to all Inventions; and
(ii) designates PST as its agent for, and grants to the officers of PST a power of attorney (which power of attorney shall be deemed coupled with an interest) with full power of substitution solely for the purpose of, effecting the foregoing assignments from Health West to PST. Health West further agrees to cooperate with and provide reasonable assistance to PST to obtain and from time to time enforce any and all current or future intellectual property rights covering or relating to the Inventions in any and all jurisdictions.

7. NO CONFLICTING OBLIGATION. Health West represents that its entering into this Agreement, its performance of all of the terms of this Agreement and its performance of the Services pursuant to this Agreement do not and will not breach or conflict with any agreement or other arrangement between Health West and any third party. During the Term, Health West agrees not to enter into any agreement that conflicts with this Agreement.


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

8.    TERM AND TERMINATION.

      8.1 TERM. This Agreement shall commence on the date hereof and shall continue for a period of two (2) year thereafter (the "Initial Term"). At the end of such Initial Term, this Agreement shall terminate unless extended for one or more additional periods of one (1) year (each, a "Renewal Term") by mutual written agreement of the parties. The Initial Term and all Renewal Terms, if any, are collectively referred to herein as the "Term".

      8.2 Automatic Termination. This Agreement shall automatically terminate at any time during the Term upon the event of the death of Bill Adams, Health West's chief executive officer.

      8.3 Termination by Health West. After expiration of the Initial Term, Health West may voluntarily terminate this Agreement by delivering thirty (30) days prior written notice to PST. Health West may only terminate this Agreement pursuant to the express terms hereof.

      8.4 Termination by PST. PST may terminate this Agreement at any time during the Term upon delivery to Health West of notice of the good-faith determination by the majority of the members of the board of directors of PST (and the accompanying justification therefore) that such Agreement should be terminated for Cause (as defined below) or as a result of Disability (as defined below) of Bill Adams. For purposes of this Agreement:

            (a) The term "Cause" shall mean: (i) the willful misconduct of Health West or any of Health West's employees, officers or agents; (ii) Health West's willful failure to perform the Services; (iii) the causing of intentional damage to the tangible or intangible property of PST by Health West or any of Health West's employees, officers or agents; (iv) the conviction of Bill Adams of any felony or any other crime involving moral turpitude; (v) the performance of any dishonest or fraudulent act by Health West or any of Health West's employees, officers or agents which is, or would be, in each case as determined in good faith by the board of directors of PST materially detrimental to the best interests of PST or its stockholders or affiliates; or (vi) a breach of the Agreement by Health West.

            (b) The term "Disability" shall mean Bill Adams' inability to perform the Services for any period of forty-five (45) consecutive business days (or any ninety (90) business days during any period of twelve (12) consecutive months) by reason of any physical or mental incapacity or illness, as determined by the board of directors of PST based upon medical advice provided by a licensed physician acceptable to the board of directors of PST.

      8.5 EFFECT OF TERMINATION.  The obligations set forth in Sections 5, 6, 7,
8.5 and 9, as well as any outstanding payment or reimbursement obligations of PST, shall survive any termination or expiration of this Agreement. Upon any termination or expiration of this Agreement, Health West shall promptly deliver to PST all documents and other materials of any nature pertaining to the Services, together with all documents and other items containing or pertaining to any Proprietary Information, Third-Party Information or Inventions.


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

9.    MISCELLANEOUS.

      9.1 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements in addition to any other relief to which the prevailing party may be entitled.

      9.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (iii) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 9.2):

     If to Health West:
                               --------------------------------------------

                               Attn:
                                    ---------------------------------------
                               Telephone:
                                         ----------------------------------
                               Facsimile:
                                         ----------------------------------
                               E-mail:
                                      -------------------------------------


     If to PST:                Patient Safety Technologies, Inc.
                               100 Wilshire Boulevard, 15th Floor, Suite 1500
                               Santa Monica, CA 90401
                               Attn: Milton "Todd" Ault III
                               Telephone: (310) 752-1416
                               Facsimile: (310) 752-1486
                               E-mail: todd@strome.com

     With a copy (which shall not constitute notice) to:

                               Sichenzia Ross Friedman Ference LLP
                               1065 Avenue of the Americas, 21st Floor
                               New York, NY 10018
                               Attn: Marc J. Ross, Esq.
                               Telephone: (212) 930-9700
                               Facsimile: (212) 930-9725

      9.3 Headings. The bold-face headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.


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

      9.4 Governing Law; Jurisdiction and Venue. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California without giving effect to its principles of conflicts of laws. Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced exclusively in any state or federal court located in the County of Los Angeles, State of California. Each of the parties hereto: (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Los Angeles, State of California, in connection with any legal proceeding; (ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to such party at the address set forth in Section 9.2 shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding; (iii) agrees that each state and federal court located in the County of Los Angeles, State of California, shall be deemed to be a convenient forum; and (iv) agrees not to assert, by way of motion, as a defense or otherwise, in any such legal proceeding commenced in any state or federal court located in the County of Los Angeles, State of California, any claim that it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

      9.5 Successors and Assigns. The rights and liabilities of the parties hereto shall bind and inure to the benefit of their respective successors, heirs, executors and administrators, as the case may be; provided, however, that, as PST has specifically contracted for Health West's Services, which Services are unique and personal, Health West may not assign or delegate its obligations under this Agreement either in whole or in part to any other contractor, subcontractor, business or entity without the prior written consent of PST. PST may assign its rights and obligations hereunder to any person or entity who succeeds to all or substantially all of PST's business.

      9.6 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative and not alternative. The parties agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled, in addition to any other remedy that may be available to it, to: (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and
(ii) an injunction restraining such breach or threatened breach. The parties further agree that no person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.6, and the parties irrevocably waive any right they may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

      9.7 Waiver. No failure on the part of any person or entity to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any person or entity in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No person or entity shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege


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

or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such person or entity, and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

      9.8 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

      9.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement in writing for such provision, then: (i) such provision shall be excluded from this Agreement; (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded; and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

      9.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

      9.11 Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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

      IN WITNESS WHEREOF, the parties hereto have executed this CONSULTING AGREEMENT as of the date first written above.


         Health West Marketing           Patient Safety Technologies, Inc.

         /s/ Bill Adams                  /s/ Milton Ault
         -----------------------         -----------------------
         Bill Adams                      Milton "Todd" Ault, III
         Chief Executive Officer         Chief Executive Officer


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

                                   APPENDIX A
                             SERVICES AND MILESTONES

(1) The following three milestones are critical to this Agreement and must be accomplished in accordance with the time frames set forth in Section of the
Agreement:

      (a) Structure a comprehensive manufacturing agreement with A Plus Manufacturing for PST that will ensure a superior quality dressing product at a very competitive price point. All quality and regulatory matters will be incorporated into the manufacturing roles/responsibilities. This includes ISO certifications, 510K requirements, FDA regulations, product lot control and recall capabilities. It will also cover sterility issues, machine and packaging validations and product inventory consistent to support growth and an overseas supply chain. Additionally, Health West will capitalize on the warehousing and distribution capabilities of PST's manufacturing partners. This will include storage, handling and logistics (integrated into existing containerized shipments). These functions are normally handled on a fee basis and are not part of the basic product "invoice" or into-stock cost.

      (b) Develop regional distribution to integrate the Patient Safety Technologies Safety Sponge into the existing acute care supply chain. Health West will utilize a regional supplier(s) to help with the initial clinical testing and move forward through product solicitation at the acute care, IDN (integrated delivery network), IHN (integrated healthcare network) and GPO (group purchasing organization) levels. Health West will also assist PST in development of a national distribution network to accomplish the same goals and objectives on a greater scale than is possible with a regional provider. The National Distributor will most likely enjoy an exclusionary relationship (versus exclusive) with Patient Safety Technologies (the presence of a regional supplier negates the potential for a totally exclusive distribution arrangement). Patient Safety Technologies will also need multiple pathways into the acute care facilities so a national partner will advance that goal.

(2) Upon meeting the following additional incentive milestones, the Additional Warrants shall become immediately exercisable.

      (a) Develop global distribution. This is part of a Phase II plan from a marketing standpoint. Because the structure of dressings (i.e., the weave, mesh, size and packaging) are different in Europe and Asia, Health West will employ a strategy similar to that of the U.S. market to successfully penetrate global markets. Health West will facilitate global distribution through its business relationships, accounting for dichotomized characteristics of foreign markets that do not enjoy the contractual uniformity that IDN, IHN & GPO organizations provide.

      (b) Develop acquisition candidates and new product opportunities to bring in under the banner of Patient Safety Technologies.

                                       9